Exhibit 10.15

RESTRICTED STOCK AGREEMENT

UNDER THE VIVENTIA BIO INC. EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made by and between Viventia Bio Inc. (the “Company”) and                               (the “Participant”) as of this       th day of                            (the “Effective Date”).

WHEREAS, the Company maintains the Viventia Bio Inc. Equity Incentive Plan (the “Plan”) for the benefit of its service providers; and

WHEREAS, the Plan permits the grant of Restricted Stock; and

WHEREAS, in order to compensate the Participant for service to the Company, the Company hereby grants this Award of Restricted Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.           Award of Restricted Stock. The Company hereby awards the Participant             shares of Restricted Stock, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Stock”).  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

2.           Vesting of Restricted Stock. The award of Restricted Stock is subject to a Restriction Period until such shares become vested in accordance with this Section 2. The shares of Restricted Stock are also subject to the restrictions on transfer as set forth in Section 13 of the Plan.

(a)         As of the Effective Date,         of the shares of Restricted Stock (            shares) will become fully vested and free from any forfeiture restrictions.

(b)         Subject to the Participant’s continued service with the Company or its affiliates through each applicable vesting date, on the 5th of each month following the Effective Date an additional        of the shares of Restricted Stock (       shares) will become fully vested and free from any forfeiture restrictions.

(c)          All unvested shares of Restricted Stock shall become vested upon the date of a Change in Control.

(d)         Notwithstanding the foregoing, the Company may also condition delivery of certificates for the shares of Restricted Stock upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with applicable securities laws.

3.           Termination of Relationship with the Company. Unless otherwise determined by the Committee, upon the Participant’s termination of service with the Company and its affiliates, any unvested portion of your Award will be forfeited with no consideration as of the date of such termination.

4.           No Continuation of Service or Engagement.  Neither the Plan nor this Award shall confer upon any Participant any right to continue in the service of the Company or any of its affiliates or limit, in any respect, the right of the Company or any of its affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

5.           Rights of Participant. During the Restricted Period, the Participant will have such rights with respect to the shares of Restricted Stock as are set forth in Section 7(c) of the Plan.

6.           Tax Consequences.  The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Award of Restricted Stock.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant has had the opportunity to review with his or her own tax advisors the applicable tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Participant any taxes, if any, required to be withheld by federal, state or local law as a result of the grant or vesting of this award.

7.           The Plan. The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts this Award subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

8.           Consent to Electronic Delivery. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

9.           Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

10.         Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

11.         Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Restricted Stock Award Agreement on the respective date below indicated.

VIVENTIA BIO INC.

By:
Name:
Title:
Date:

PARTICIPANT

Signature:
Date: